UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2022

THE HEALING COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Ten Grand Street, Brooklyn, New York	11249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 866-241-0670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	THCC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 10, 2022, Mr. Larson Elmore resigned as the President, Chief Executive Officer and director of the company.  Mr. Elmore remains as the company’s Chief Financial Officer, Treasurer and Secretary.  Having consented to act as an officer and director of the company, Simon Belsham was appointed to fill the ensuing vacancies. Mr. Elmore’s resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

In addition, concurrently also appointed as members of the Board of Directors were Steven Bartlett, Poonacha Machaiah and Anabel Oelmann.

Simon Belsham, President, Chief Executive Officer  and Director.

Simon’s career has been focused on unlocking the opportunities of consumer technology and retail amidst evolving consumer behaviors.

Simon recently joined as CEO for The Healing Company, where he and the founding team have a vision to inspire and lead the way to a healthier world through the most effective alternative healing methods. This is following a 20+ year career as a general manager building and leading consumer tech businesses across the US, UK, Europe and Asia. He has been CEO and President of a variety of businesses from start-up (Ocado, Fetch.co.uk, Equinox Media, notonthehighstreet.com)  to e-commerce divisions of the largest companies in the world (Jet.com / Walmart, Tesco.com).  Most recently Simon served as President of Equinox Media in New York, where he helped start and lead the development of a pioneering digital fitness and wellness platform, Equinox+ and the SoulCycle at-home bike.

Simon is passionate about mental and physical wellness, protecting nature, building community and sustainability. He has travelled and / or worked in more than 80 countries across all 7 continents and believes that business has an opportunity (and ultimately a responsibility) for enabling development of a fairer, more just and sustainable society.

Simon holds an MA from the University of Cambridge, UK and an MBA from the Harvard Business School.

Steven Bartlett, Director

Steven Bartlett is the 29-year-old Founder of the social media marketing agency Social Chain. From a bedroom in Manchester, this university drop-out built what would become one of the world’s most influential social media companies when he was just 21 years old, before taking his company public at 27 years old with a current market valuation of over $600M.

Steven Bartlett is as a speaker, investor, author, content creator and the host of one of Europe’s biggest podcasts, ‘The Diary of a CEO’. In 2021 Steven released his debut book ‘Happy Sexy Millionaire’ which was a Sunday Times best seller.

Steven is particularly focused on inspiring a new generation of entrepreneurs and creators from a BAME background.

Steven has invested in and joined the board of Huel, which is the UK’s fastest growing e-commerce company internationally. He’s also invested in, and taken a role as an advisor in atai life sciences - a biotech company working to cure mental health disorders. Other investments focus on blockchain technologies, biotech, space, Web 3 and social media.

Recently, Steven has launched two new businesses, Flight Story & thirdweb.

Flight Story is a company focused on building resilient retail investor communities around great public companies. thirdweb is a platform that makes it easy to build web3 applications.

At just 29 years old, he is widely considered one of Europe’s most talented and accomplished young entrepreneurs and philosophical thinkers.

Steven will join BBC Dragon’s Den from Series 19 in January 2022, as the youngest ever Dragon in the TV Show’s history.

Poonacha Machaiah, Director

Poonacha Machaiah is a global leader among a new breed of social entrepreneurs, having chosen to apply his corporate expertise from 25 years as a business executive in multiple Fortune 100 companies and entrepreneurial initiatives to addressing societal and wellbeing challenges.

Poonacha is the CEO of The Chopra Foundation, a 501 (c) (3) organization dedicated to improving health and well-being, cultivating spiritual knowledge, expanding consciousness, and promoting world peace. He is the co-founder of the Never Alone Movement for Suicide Prevention and Mental Health along with both world-renowned mind-body medicine pioneer and New York Times best-selling author Deepak Chopra, M.D, actress and humanitarian Gabriella Wright.

Poonacha has launched the Warrior Monk™ brand targeted at creating a positive societal shift through the compassionate transformation of humankind (www.thewarriormonk.com). Poonacha is the founder of Wellbeing Tech, a leading technology innovation company that has deployed transformative wellbeing solutions such as the hyper-local neighborhood app i.e. GABL (www.gabl.global) and Remote Assistance Management platform for providing assisted reality with Glass Enterprise edition (www.wellbeingtech.com/ramp)

As a serial entrepreneur, he has co-founded startups such as Jiyo, Deepak Chopra InnerSpace, and Qyuki. He has also held senior management positions at Nortel, Iridium, Motorola and Sasken.

He holds an MBA from the College of William and Mary, and a Bachelor of Science in Computer Science and Engineering from the B.M.S. College of Engineering.

Anabel Oelmann, Director

Anabel is a certified nutritionist, through the Institute of Integrative Nutrition (IIN) in New York after graduating with an International Baccalaureate in Berlin. She has worked as a health coach and model the past 5 years, living in NY, LA, London and Sydney represented by IMG. During her career as a health coach she discovered the eclectic benefits of medical cannabis and witnessed its potential to alleviate symptoms and cure diseases firsthand. She then co-founded the company Greenstein in Germany, which is a fully licensed narcotic wholesaler, being responsible for public relations and business development. Based on her passion for making alternative medicine even more accessible she founded NOEO, a direct-to-consumer brand focusing on adaptogenic herbs. As a thought leader in the industry, Anabel saw a promising opportunity, starting ‘The Healing Company’, creating a platform to gather the most promising companies in the fast growing nutraceuticals space, and to accelerate a change in the health industry.

Other than the arrangements reported in this Item 5.02, there are no other arrangements or understandings between any of the above officers or directors and any other persons pursuant to which they were selected as officers or directors. There are also no family relationships between any officers or director of the company and none have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.

/s/ Larson Elmore
Larson Elmore
Chief Financial Officer

Date: January 24, 2022

3